SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2008

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File	(IRS Employment
	Number)	Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 8 – Other Events.

Item 8.01.  Other Events.

On August 18, 2008, Brinker International, Inc. (“Registrant”) issued a press release announcing an agreement with Mac Acquisition LLC, an entity controlled by Golden Gate Capital and affiliates, to sell the principal operating assets of the Romano’s Macaroni Grill division.   These assets include the 190 company-owned Macaroni Grill restaurants and the rights as franchisor of an additional 35 franchised Macaroni Grill restaurants.  The consideration will be $131.5 million, paid in cash at closing and subject to customary closing adjustments.  Registrant will retain 19.9% of the equity of Mac Parent, LLC the entity which will indirectly own Mac Acquisition LLC.  Closing of the transaction is scheduled for late 2008 or early 2009 and is dependent upon the satisfaction of customary closing conditions and regulatory approvals.  A copy of this Press Release is attached hereto as Exhibit 99(a).

Section 9 – Financial Statements and Exhibits.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

99(a)       Press Release dated August 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: August 18, 2008	By:	/s/ Douglas H. Brooks
Douglas H. Brooks, Chairman of the Board
President and Chief Executive Officer